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                                                                      Exhibit 21

                                 SUBSIDIARIES OF
                           THE COOPER COMPANIES, INC.
                             A DELAWARE CORPORATION

                                                         JURISDICTION OF
NAME                                                     INCORPORATION
------------------------------------------------------------------------
The Cooper Healthcare Group, Inc.                        Delaware
    Unimar, Inc.                                         California
CooperVision Pharmaceuticals, Inc.                       Delaware
The Cooper Real Estate Group, Inc.                       Delaware
CooperSurgical Acquisition Corp.                         Delaware
CooperVision, Inc.                                       New York
   CooperVision, Inc.                                    Canada
Marlow Surgical Acquisition (dormant)                    Delaware
   CooperVision GB Finance, Inc. (dormant)               Delaware
   CooperVision GB Services, Inc. (dormant)              Delaware
Lasertek, Inc. (dormant)                                 Texas
Hospital Group of America, Inc.                          Delaware
   HGA Management Services, Inc.                         Delaware
   Hospital Group of Delaware, Inc.                      Delaware
   Hospital Group of Illinois, Inc.                      Illinois
   Hospital Group of Louisiana, Inc.                     Louisiana
   Residential Centers of Indiana, Inc.                  Delaware
   Hospital Group of New Jersey, Inc.                    New Jersey
       Hampton Learning Center, Inc.                     New Jersey
       HGNJ, Inc.                                        New Jersey
Arlington Center for Recovery, L.L.C.                    Illinois
MeadowWood Health Services, L.L.C.                       Delaware
CooperSurgical, Inc.                                     Delaware
   CooperSurgical, Inc.                                  Canada
   HBH Medizintechnik GmbH                               Germany

NOTE: Except for CooperSurgical and its 52% owned subsidiary, HBH Medizintechnik GmbH, each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above. In the case of CooperSurgical, Inc., 99.8% of the company is owned by The Cooper Companies, Inc. and the remaining .2% is owned by members of CooperSurgical's Medical Advisory Board.






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